UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 21, 2022
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 21, 2022, FedNat Holding Company (the “Company”) and its wholly owned insurance carriers, FedNat Insurance Company (“FNIC”), Maison Insurance Company (“MIC”) and Monarch National Insurance Company (“MNIC,” and together with FNIC and MIC, the “Carriers”), entered into a consent order (the “Order”) with the Florida Office of Insurance Regulation (the “OIR”). Pursuant to the Order, the Company and the Carriers have agreed to file with the OIR by April 29, 2022 a plan to demonstrate the Company’s ability to secure and maintain a financial strength rating acceptable to the secondary mortgage market (please see the discussion under Item 7.01 below), acquire sufficient reinsurance as of its July 1, 2022 renewal, support its existing business via the securing of additional capital, and address its non-Florida losses and policies. With respect to reducing its books of business, the Company’s plans may include the potential acceleration of the exit of non-Florida states along with exploring a reduction in its existing policies within Florida, or a combination of both, subject to regulatory approvals.

Item 7.01.	Regulation FD Disclosure.

On April 15, 2022, Demotech, Inc. announced that the Financial Stability Rating (“FSR”) of FNIC was being downgraded to “S,” or “Substantial.” The FSR of MNIC remains at “A,” “Exceptional.” As previously reported, the FSR of MIC, whose business was primarily in Texas and Louisiana, was withdrawn in connection with the run-off of MIC’s insurance operations beginning in the fourth quarter of 2021.

The downgrade may, among other things, cause the Company’s products to be unacceptable to mortgage lenders and prevent agents from selling and servicing FNIC products, and impact the Company’s ability to obtain reinsurance. As a result of these and other factors, the Company currently anticipates that it will report in its Annual Report on Form 10-K for the year ended December 31, 2021 the Company’s determination that there is substantial doubt regarding its ability to continue as a going concern under generally accepted accounting principles (“GAAP”). The Company continues to explore strategic alternatives in an effort to increase its capital resources to support its insurance carriers in the interest of policyholders and preserve value for the Company’s other stakeholders. There can be no assurances, however, that the Company will be able to accomplish any such alternatives. Further, the Company did not assume the successful execution of such strategies and action plans, because they are not fully within the Company’s control, in assessing its ability to continue as a going concern.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: April 21, 2022	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)